AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2004
                                                      Registration No. 333-51414

--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           Rubicon Medical Corporation
        -----------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


         DELAWARE                           3061                   87-0361403
------------------------------   --------------------------    -----------------
      (State or other                (Primary Standard         (I.R.S. Employer
jurisdiction of incorporation    Industrial Classification       Identification
      or organization)                  Code Number)                 Number)



                3598 West 1820 South, Salt Lake City, Utah 84104
                                 (801) 886-9000
    -------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                                  Same as Above
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


                      Richard J. Linder, President and CEO
                           Rubicon Medical Corporation
                3598 West 1820 South, Salt Lake City, Utah 84104
                                 (801) 886-9000
            ----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   copies to:
                             Mark N. Schneider, Esq.
            Parsons, Behle & Latimer, A Professional Law Corporation
                                 P.O. Box 45898
                         Salt Lake City, Utah 84145-0898
                            Telephone: (801) 532-1234

Approximate date of commencement of proposed sale to the public: Not Applicable.


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. []

     This Post-Effective Amendment No. 2 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

                     REMOVAL OF SECURITIES FROM REGISTRATION

         Rubicon Medical Corporation (the "Registrant") previously registered for resale, under a Registration Statement on Form SB-2, as amended (Registration No. 33-51414), 11,508,000 shares of the Registrant's common stock to be offered by the selling stockholders named in the Registration Statement. The offering was terminated by the Registrant on October 16, 2002, at which time, 4,395,500 shares of common stock remained unsold based on information provided to the Registrant by its transfer agent and the selling stockholders. By filing this Post-Effective Amendment No. 2 to the Registration Statement, the Registrant hereby removes from registration all of the shares of common stock that remained unsold under the Registration Statement as of the date the offering was terminated on October 16, 2002. The Registration Statement is hereby amended, as appropriate, to reflect the removal of such shares from registration.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this post-effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on June 4, 2004.

                                             Rubicon Medical Corporation



                                             By: /s/ Richard J. Linder
                                                --------------------------------
                                                Richard J. Linder
                                                President and CEO
                                                (Principal Executive Officer)

         In accordance with the requirements of the Securities Act of 1933, this post-effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Name                             Title                     Date
          ----                             -----                     ----

 /s/ David B. Berger               Chairman of the Board          June 4, 2004
----------------------------        and Director
David B. Berger

 /s/ Richard J. Linder             President, CEO (Principal      June 4, 2004
----------------------------       Executive Officer) and
Richard J. Linder                  Director


 /s/ Brian C. Woolf
----------------------------       Chief Financial Officer        June 4, 2004
Brian C. Woolf                     (Principal Accounting and
                                   Financial Officer)

 /s/ Dennis M. Nasella             Secretary, Treasurer and       June 4, 2004
----------------------------       Director
Dennis M. Nasella

 /s/ Randall Higashida             Director                       June 4, 2004
----------------------------
Randall Higashida, M.D.

 /s/ Harold R. "Butch" Wolcott     Director                       June 4, 2004
----------------------------
Harold R. "Butch" Wolcott

                                       3